                                              EXHIBIT 4.3



                               FIRST AMENDMENT TO
                         THE REVOLVING CREDIT AGREEMENT
                         ------------------------------


        FIRST AMENDMENT to the Amended and Restated Revolving Credit Agreement dated as of August 1, 1994 (as amended, the "Credit Agreement"), by and among CLEAN HARBORS, INC., a Massachusetts corporation (the "Parent"), its Subsidiaries listed on Schedule 1 hereto (the "Subsidiaries", the Parent and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers (unless otherwise listed on Schedule 1 hereto) having its principal place of business at 1200 Crown Colony Drive, Quincy, Massachusetts 02269, CLEAN HARBORS OF BALTIMORE, INC., a Pennsylvania corporation with its principal place of business at 1200 Russell Street, Baltimore, Maryland (the "Guarantor"), and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, SHAWMUT BANK, N.A. ("Shawmut"), a national banking association having its principal place of business at One Federal Street, Boston, Massachusetts 02111, and USTRUST ("USTrust"), a Massachusetts trust company having its principal place of business at 40 Court Street, Boston, Massachusetts 02108 (herein collectively referred to as the "Banks"), and FNBB, as agent for the Banks (the "Agent").

        WHEREAS, the Parent has notified the Agent of an Event of Default with respect to 8.3 of the Credit Agreement for the fiscal quarter ending December 31, 1994 and the probable occurrence of a Default with respect to [SECTION]
8.4 of the Credit  Agreement in the first quarter of 1995 (the "Covenant
Default");

        NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Credit Agreement as follows:


        1. Subsections (a) and (b) in definition of "Borrowing Base" appearing in [SECTION] 1.1 of the Credit Agreement and the words "the sum of" appearing immediately prior thereto are deleted and the following new subsections are substituted in their place:

             "(a) until March 31, 1995, 80% of Eligible Receivables for which invoices have been issued and are payable; or (b) on and after March 31, 1995, 75% of Eligible Receivables for which invoices have been issued and are payable."

        2. The first sentence of [SECTION] 2.1 of the Credit Agreement is amended by deleting the semicolon and the text appearing thereafter beginning with the words "and provided further."

        3. The word "monthly" appearing in [SECTION] 2.8 and the clause "not later than 15 days after the end of each month" appearing in [SECTION] 6.4(d)(ii) of the Credit Agreement is deleted and the word "weekly" is substituted in both places.

        4. [SECTION] 7.3 of the Credit Agreement is amended by deleting the amount "$10,000,000" appearing in (g) therein and substituting "$1,000,000" in its place, and by adding the following new (h) at the end thereof:

             "(h) Investments in Northeast Casualty Risk Retention Group (NCRRG) not to exceed $5,000,000 at any time in the aggregate."

        5. [SECTION] 7.4 of the Credit Agreement is deleted in its entirety and the following new section is substituted in its place:

             "[SECTION] 7.4. MERGERS, CONSOLIDATIONS, SALES. None of the Borrowers nor the Guarantor shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person (including without limitation the acquisition or purchase of the Ecova Facility or the assets, stock or interests of and any Person owning the Ecova Facility) or sell, transfer, convey or lease any assets or group of assets (except sales of equipment in the ordinary course of business) or sell or assign, with or without recourse, any receivables; provided that Clean Harbors of Cleveland, Inc. may sell any account receivable contributed to it by the Parent to the Subsidiary that generated such receivable (the "Permitted Dispositions"). Notwithstanding the foregoing, if the Borrowers or the Guarantor shall sell any assets or any group of assets (except sales of equipment in the ordinary course of business), the proceeds of such sale shall be applied to the repayment of outstanding Loans hereunder, or, if no Loans are outstanding, such proceeds in an amount equal to the Maximum Drawing Amount of the then outstanding Letters of Credit shall be deposited with the Agent as cash collateral for the Reimbursement Obligations with respect to such Letters of Credit."

         6.   The following new  [SECTION]  7.12 is added to the Credit
Agreement:

              "[SECTION] 7.12 ECOVA EXPENDITURES. Notwithstanding anything herein to the contrary, the Borrowers and the Guarantor will not make any expenditures (including without any limitation, any Investment, license arrangement, assumption of liabilities (contingent or otherwise), loans, cash advances, deposits, prepayments of disposal fees, guarantees, letters of credit, insurance, bonds, or financial commitments of any nature but excluding market-rate tipping fees incurred for hazardous wastes actually delivered by the Borrowers or the Guarantor) with respect to the hazardous waste incinerator (and associated equipment and real property) located in Kimball Nebraska (the "Ecova Facility") in excess of $5,000,000 in the aggregate."

         7. [SECTION] 8.3 of the Credit Agreement is amended by deleting the table and substituting the following table in its place.

<Caption
              Fiscal Quarters Ending               Ratio
              -----------------------              -----

              Closing Date through 9/30/94       1.75: 1

              12/31/94                            1.5: 1

              3/31/95-9/30/95                     1.1: 1

              12/31/95                            1.5: 1

              3/31/96                            1.75: 1

              Thereafter                            2: 1


         8. The text of [SECTION] 8.4 of the Credit Agreement is deleted in its entirety and the following is substituted in its place:

              "The Borrowers and the Guarantor will not permit (a) Consolidated Net Loss to be greater than ($1,750,000) for the quarter ending 12/31/94, or ($600,000) for the quarter ending 3/31/95, or (b) Consolidated Net Income to be less than $0 in any two consecutive quarters commencing with and including the two quarters ending 6/30/95."

         9. [SECTION] 12.1 of the Credit Agreement is amended by deleting the text appearing after (m) and inserting the following text in its place:

        "then, and in any such event, so long as the same may be continuing, upon the request of the Majority Banks, the Agent shall, by notice in writing to the Borrowers and the Guarantor, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantor; provided that in the event of any Event of Default specified in [SECTION] 12(g) or 12(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Agent as collateral security for the Obligations."


        10. The Borrowers and Guarantor hereby represent and warrant that to their knowledge the Covenant Default is the only Default or Event of Default under the Credit Agreement or any other agreement or indenture binding on them or any one of them.

        11. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement. Except as specifically amended hereby, the provisions of the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall remain in full force and effect.

        12. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

        13. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Agent.

        IN WITNESS WHEREOF, the parties have executed this Amendment this ___ day of January, 1995; to be effective as of December 31, 1994 upon the receipt by the Agent of the following:

        (a) An amendment fee in the amount of $50,000, to be shared by the Banks according to their Commitment Percentages; and

        (b) Executed financing statements listed on Schedule A hereto.
                                                    --------


                                 THE BORROWERS:
                                 --------------

                                 CLEAN HARBORS, INC.



                                 By:         /s/ JAMES A. PITTS
                                     ---------------------------------------
                                 Title:
                                        ------------------------------------


                                 CLEAN HARBORS
                                 ENVIRONMENTAL SERVICES, INC.



                                 By:         /s/ JAMES A. PITTS
                                     ---------------------------------------
                                 Title:
                                        ------------------------------------




                                     CLEAN HARBORS OF NATICK, INC.




                                 By:         /s/ JAMES A. PITTS
                                     ---------------------------------------
                                 Title:
                                        ------------------------------------



                                     CLEAN HARBORS OF BRAINTREE, INC.



                                 By:         /s/ JAMES A. PITTS
                                     ---------------------------------------

                               Title:
                                      --------------------------------------

                               CLEAN HARBORS KINGSTON
                                FACILITY CORPORATION



                               By:          /s/ JAMES A. PITTS
                                      --------------------------------------
                               Title:
                                      --------------------------------------

                               CLEAN HARBORS OF CHICAGO, INC.



                               By:          /s/ JAMES A. PITTS
                                      --------------------------------------
                               Title:
                                      --------------------------------------




                               CLEAN HARBORS OF CLEVELAND, INC.



                               By:          /s/ JAMES A. PITTS
                                      --------------------------------------
                               Title:
                                      --------------------------------------




                               MURPHY'S WASTE OIL SERVICE, INC.



                               By:          /s/ JAMES A. PITTS
                                      --------------------------------------
                               Title:
                                      --------------------------------------


                               CLEAN HARBORS OF
                               CONNECTICUT, INC.

                            By: ________________________________________
                            Title: _____________________________________



                            MR. FRANK, INC.



                            By: ________________________________________
                            Title: _____________________________________



                            CLEAN HARBORS TECHNOLOGY
                            CORPORATION


                            By: ________________________________________
                            Title: _____________________________________


                            SPRING GROVE RESOURCE
                            RECOVERY, INC.


                            By: ________________________________________
                            Title: _____________________________________


                            The Guarantor:
                            -------------
                            CLEAN HARBORS OF BALTIMORE, INC.





                            By: ________________________________________
                            Title: _____________________________________


                            The Banks:
                            ----------

                            THE FIRST NATIONAL BANK OF BOSTON,
                            individually and as Agent


                            By: ________________________________________
                            Title: _____________________________________

                              SHAWMUT BANK, N.A.


                              By: ____________________________________
                              Title: _________________________________



                              USTRUST


                              By: ____________________________________
                              Title: _________________________________